EXHIBIT 32.2

CERTIFICATION PURSUANT TO

RULE 13a-14(b) AND 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Pacific Vegas Global Strategies, Inc. (the “Company”) on Form 10-Q for the fiscal quarter ended September 30, 2016, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Kwan Sin Yee, Chief Financial Officer of the Company, certify, pursuant to Rule 13a-14(b) and 18 U.S.C. § 1350, that:

(1)                                 The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                 The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ KWAN SIN YEE
Kwan Sin Yee
Chief Financial Officer
November 14, 2016